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                           NORSKE SKOG CANADA LIMITED

                                       and

          WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 28th, 2001

                                       to

                                    INDENTURE

                           Dated as of August 14, 2001

                                 by and between

                      NORSKE SKOG CANADA LIMITED, as Issuer

                                       and

          WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

                            -------------------------

                                  $250,000,000

                           8 5/8% Senior Notes Due 2011

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

                                    ARTICLE I
                 REAFFIRMATION OF OBLIGATIONS OF THE GUARANTORS

     Section 1.01  Reaffirmation..............................................2

                                   ARTICLE II
                               GUARANTEE OF NOTES

     Section 2.01  Guarantee..................................................2
     Section 2.02  Execution and Delivery of Guarantee........................3
     Section 2.03  Limitation of Guarantee....................................4
     Section 2.04  Release of Guarantor.......................................4
     Section 2.05  Assumption of Terms of the Indenture.......................5

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

     Section 3.01  Terms Defined..............................................5
     Section 3.02  Governing Law..............................................5
     Section 3.03  Successors.................................................5
     Section 3.04  Multiple Counterparts......................................5
     Section 3.05  Effectiveness..............................................5
     Section 3.06  Trustee Disclaimer.........................................5
     Section 3.07  Agent for Service; Submission to Jurisdiction; Waiver of
                   Immunities.................................................6

     FIRST SUPPLEMENTAL INDENTURE dated as of August 28th, 2001, by and among NORSKE SKOG CANADA LIMITED, a Canadian corporation (the "COMPANY"), PACIFICA PAPERS INC., PACIFICA PAPERS CO. LIMITED PARTNERSHIP, PACIFICA PAPERS SALES LTD., PACIFICA PAPERS SALES INC., PACIFICA PAPER KABUSHIKI KAISHA, PACIFICA POPLARS LTD., PACIFICA POPLARS INC., PACIFICA PAPERS US INC., EXPORT SALES COMPANY LIMITED (the "NEW GUARANTORS"), the guarantors set forth on the signature pages hereto (the "EXISTING GUARANTORS") (together with the New Guarantors the "GUARANTORS") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION as trustee under the hereafter defined Indenture (the "TRUSTEE").

     WHEREAS the Company and the Existing Guarantors heretofore executed and delivered to the Trustee an Indenture dated as of August 14, 2001 (the "INDENTURE"), providing for the issuance of up to $250,000,000 aggregate principal amount of the Company's 8 5/8 % Senior Notes Due 2011 (the "NOTES"); and

     WHEREAS, there have been issued and are now outstanding under the Indenture, Notes in the aggregate principal amount of $250,000,000; and

     WHEREAS, the Company acquired all the shares of PACIFICA PAPERS INC. ("PACIFICA") on August 27, 2001; and

     WHEREAS, the New Guarantors (other than Pacifica) are subsidiaries of Pacifica; and

     WHEREAS, the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "GUARANTEE"); and

     WHEREAS, the Existing Guarantors desire, by this First Supplemental Indenture, to expressly reaffirm, jointly and severally, the obligations of the Existing Guarantors under the Indenture and under the Guarantees endorsed on the Notes; and

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly and validly authorized by a resolution of the Company and each of the Existing Guarantors and each of the New Guarantors; and

     WHEREAS, all the conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE I

                 REAFFIRMATION OF OBLIGATIONS OF THE GUARANTORS

     Section 1.01 REAFFIRMATION. Each Existing Guarantor hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking of such Existing Guarantor in the Indenture, and also hereby expressly and unconditionally reaffirms each and every covenant, agreement and undertaking in its Guarantee endorsed on the Notes outstanding on the date of this First Supplemental Indenture and in each Guarantee endorsed on any Notes delivered hereafter.

                                   ARTICLE II

                               GUARANTEE OF NOTES

     Section 2.01 GUARANTEE. Each New Guarantor hereby jointly and severally and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of: (i) the validity and enforceability of the Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder; or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, interest and Additional Interest, if any, on and any Additional Amounts, if any, with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or Additional Interest, if any, on or Additional Amounts, if any, with respect to the Notes and all other obligations of the Company or any Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 of the Indenture) and all other obligations under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each New Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes or the Trustee to accelerate the obligations of the New Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

     Each New Guarantor, by execution of the Guarantee, agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge of defense of a Guarantor. Each New

Guarantor, by execution of the Guarantee, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that such Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each New Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to Article Ten of the Indenture, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantors for the purpose of this Guarantee.

     This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     No shareholder, officer, director, employee or incorporator, past, present or future, of any New Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such shareholder, officer, director, employee or incorporator.

     Section 2.02 EXECUTION AND DELIVERY OF GUARANTEE. To further evidence the Guarantee set forth in Section 2.01 hereof, each New Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in EXHIBIT F of the Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee after Article 10 of the Indenture with respect to such New Guarantor becomes effective in accordance with Section 4.13 of the Indenture and such Guarantee shall be executed by either manual or facsimile signature of an Officer of each New Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is endorsed on any particular Note.

     Each New Guarantor agrees that its Guarantee set forth in Section 2.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

     If an Officer of a New Guarantor whose signature is on the Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such New Guarantor's Guarantee of such Note shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of any Guarantee set forth in the Indenture on behalf of the New Guarantors.

     Section 2.03  LIMITATION OF GUARANTEE. The obligations of each
Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

     Section 2.04 RELEASE OF GUARANTOR. A Guarantor shall be released from all of its obligations under its Guarantee if:

     (i) the Guarantor has sold all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with the terms of the Indenture (including Sections 4.10 and 5.01 thereof);

     (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 of the Indenture; or

     (iii) the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of the Indenture;

and in each such case, the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder and under the Indenture.

     If all of the conditions to release contained in Section 10.05 of the Indenture and this Section 2.04 have been satisfied, the Trustee shall execute any documents reasonably requested by the Company or any Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under Article Ten of the Indenture.

     Section 2.05 ASSUMPTION OF TERMS OF THE INDENTURE. Each New Guarantor hereby assumes, agrees to be bound and shall have the benefit of all obligations and terms of the Indenture applicable to a Guarantor.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     Section 3.01 TERMS DEFINED. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplement Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 3.02 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 3.03 SUCCESSORS. All agreements of the Company, any Existing Guarantor and any New Guarantor in the Indenture, this First Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in the Indenture or this First Supplemental Indenture shall bind its successor.

     Section 3.04 MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 3.05 EFFECTIVENESS. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article Eight of the Indenture.

     Section 3.06 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statement contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereto by the

Company and each Guarantor by corporate action or otherwise, (iii) the due execution hereto by the Company and each Guarantor, (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

     Section 3.07 AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this First Supplemental Indenture, each New Guarantor (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes, the Indenture, or this First Supplemental Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to its Executive Director at its principal office as specified in Section 11.02 of the Indenture), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each New Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System, in full force and effect so long as the Indenture shall be in full force and effect; PROVIDED that the Company may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 3.07 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 3.07. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for each New Guarantor, if any, appointed and acting in accordance with this Section 3.07.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                         THE NEW GUARANTORS:

                                         PACIFICA PAPERS INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary


                                        EXPORT SALES COMPANY LIMITED


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary

                                        PACIFICA POPLARS LTD.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary

                                        PACIFICA POPLARS INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary

                                        PACIFICA PAPERS SALES INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary


                                        PACIFICA PAPERS US INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary


                                        PACIFICA PAPERS CO. LIMITED PARTNERSHIP
                                        by its general partner PACIFICA
                                        PAPERS INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        PACIFICA PAPERS SALES LTD.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        PACIFICA PAPERS KABUSHIKI KAISHA.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary

                                        THE COMPANY:

                                        NORSKE SKOG CANADA LIMITED


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        By:/s/ P. Stalger
                                           ____________________________________
                                           Name: Peter Stalger
                                           Title: Treasurer


                                        THE EXISTING GUARANTORS:


                                        ELK FALLS PULP AND PAPER LIMITED


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        NORSKE SKOG CANADA (JAPAN) LTD.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary

                                        NORSKE SKOG CANADA FINANCE LIMITED


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        NORSKE SKOG CANADA PULP OPERATIONS
                                        LIMITED


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        NORSKE SKOG CANADA PULP SALES INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        NORSKE SKOG CANADA SALES INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary



                                        NORSKE SKOG PAPER COMPANY


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary

                                        NSCL HOLDINGS INC.


                                        By:/s/ R. Leverton
                                           ____________________________________
                                           Name: Ralph Leverton
                                           Title: Vice-President, Finance,
                                                  Chief Financial Officer
                                                  and Secretary

                                        THE TRUSTEE:


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Trustee


                                        By:/s/ Robert L. Reynolds
                                           ____________________________________
                                           Name: Robert L. Reynolds
                                           Title: Vice-President